UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2014

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

2166 Brighton-Henrietta Townline Road, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Since February 20, 2014, holders of Vuzix Corporation’s (the “Company”) warrants issued in its public offering which closed on August 5, 2013 have exercised for cash warrants for the purchase of 161,000 shares of common stock. Since December 30, 2013, the Company’s warrant holders have exercised an aggregate of 694,300 warrants, including 672,600 warrants exercised for cash, and the Company has received proceeds of $1,513,350 from warrant exercises (all but $133,425 of which the Company has received in 2014), including previously disclosed warrant exercises. As of February 26, 2014, there are 10,210,745 shares of the Company’s common stock issued and outstanding. The Company’s cash on hand is now sufficient to fund its working capital needs to implement its current 2014 operating plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Chief Financial Officer